Exhibit 24.1

POWER OF ATTORNEY FOR SECTION 16 REPORTING

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears  below constitutes and appoints Robert B. Grieve,Jason A. Napolitano, Michael  A. Bent and Mark D. Cicotello, and each of them, his or her true and lawful  attorneys-in-fact, each with capacity as an officer and/or director of Heska   Corporation any Forms 3, 4, and 5 and any amendment thereto, in accordance  with Section l6(a) of the Securities Exchange Act of 1934, as amended, and  the rules thereunder, and to complete and file the same with the Securities   and Exchange Commission and any stock exchange or similar authority, hereby  ratifying and confirming all that each of said attorneys-in-fact or their  substitute or substitutes may do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving  in such capacity at the request of the undersigned, are not assuming, nor  is Heska Corporation assuming, any of the undersigned’s responsibilities to  comply with Section 16 of the Securities Act of 1934. This Power of Attorney  shall remain in full force and effect until the undersigned is no longer  required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings  of and transactions in securities issued by Heska Corporation, unless either  revoked by the undersigned in a signed writing delivered to the foregoing  attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power  of Attorney to be executed this 3rd day of March, 2007

Signature:

Print Name: Todd M. Gilson